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                                                                    Exhibit 23.2

       CONSENT OF TRENAM, KEMKER, SCHARF, BARKIN, FRYE, O'NEILL & MULLIS

       We consent to the use of our firm name in the sections entitled "The Merger - Material U.S. Federal Income Tax Consequences of the Merger" and "Legal Matters" (which sections, together with all other sections thereof, are incorporated by reference from that certain Form S-4 Registration Statement, No. 333-68858 and the related Proxy Statement of Discount Auto Parts, Inc. and the related Prospectus of Advance Auto Parts, Inc. into this Form S-4 Registration Statement, which relates to the registration of 4,338 shares of the common stock).

                          Trenam, Kemker, Scharf, Barkin, Frye, O'Neill & Mullis
                                Professional Association

                          By: /s/ Gary I. Teblum
                              ==================================================

November 26, 2001